Exhibit 23.1

Armanino LLP 12657 Alcosta Boulevard Suite 500 San Ramon, CA 94583-4600 925 790 2600 main 925 790 2601 fax armaninoLLP.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S- 8 of our report dated March 7, 2023, pertaining to the registration of additional shares of Class A common stock under the Momentus Inc. 2022 Inducement Equity Plan, relating to the consolidated balance sheets of Momentus Inc. as of December 31, 2022 and December 31, 2021, and the consolidated statement of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2022, and the related notes to the consolidated financial statements which appears in Momentus Inc.’s Annual Audit Report for the years ended December 31, 2022 and December 31, 2021.

ArmaninoLLP
San Ramon, California

March 22, 2023

MOORE

An independent firm
associated with Moore
Global Network Limited